UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CYBERGUARD CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State of incorporation or organization)	65-0510339 (I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200 Fort Lauderdale, Florida (Address of principal executive office)	33309 (zip code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:      (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class to be So Registered	Name of Each Exchange On Which Each Class is to be Registered

Common Stock, par value $.01 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

     This Registration Statement on Form 8-A is being filed by CyberGuard Corporation (the “Registrant”) in connection with the registration of the Registrant’s Common Stock, par value $.01 per share (the “Common Stock “), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing of the Common Stock on the American Stock Exchange. The Common Stock is currently registered under Section 12(g) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

     The description of the Common Stock appearing under the caption “Description of Capital Stock,” included as a part of the Registrant’s Registration Statement on Form S-3, File No. 333-04407, filed under the Registrant’s former name, Harris Computer Systems Corporation, with the Securities and Exchange Commission on May 23, 1996, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

4.1	Articles of Incorporation, as amended, of the Registrant (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1996)

4.2	Articles of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed on September 28, 2000)

4.3	Restated By-laws of the Registrant (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed on November 12, 1999)

4.4	Form of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form S-3 dated May 23, 1996 (File No. 333-04407))

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 10, 2002	CYBERGUARD CORPORATION

By:

Scott J. Hammack Chairman and Chief Executive Officer

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